UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 27, 2013

(Date of Report: Date of earliest event reported)

NU-MED PLUS, INC.

(Exact name of registrant as specified in its charter)

Utah

     000-54808

        45-3672530

(State or other jurisdiction

(Commission File Number)

 (IRS Employer ID No.)

     of incorporation)

455 East 500 South, Suite 205, Salt Lake City, Utah 84111

 (Address of principal executive office) (Zip Code)

Registrant's telephone number, including area code: (801) 746-3570

__________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 27, 2013, the Company memorialized in a promissory note with Smith Corporate Services, Inc. (“SCS”)prior loans from SCS to the Company in the amount of $136,600.  Additionally, the Company and SCS entered into an amendment to the prior note with SCS setting the conversion price and certain restrictions on conversion to be the same as the new note.  The SCS promissory note entered into on September 27, 2013 bears interest at 8% per annum and is convertible into shares of the Company’s common stock at the rate of one share of the Company’s common stock for every $0.01 in principal and interest converted.  The note is due and payable on demand by SCS or holder but no demand can be made for the first six months.  The note may not be converted if such conversion would increase SCS’s holdings in the Company to greater than 9.9% of the issued and outstanding shares of Common Stock.  Once SCS’s holdings fall below 4.9%, the note may not be converted into shares of commons stock if such conversion would increase SCS’s holdings in the Company to greater than 4.9%.  The limitation on conversion does not apply in certain situations include a change in control of the company or if certain fundamental transactions occur including the merger or sale of the Company or sale of substantially all of the assets or the Company or in the event of liquidation of the Company.  The amended note with SCS which was in the amount of $100,000 now contains the same conversion and limitation on conversion as the new note.  The Company now has two notes to SCS totaling $236,600.  The conversion terms of the notes can cause substantial dilution to shareholders given the notes could be converted into a significant portion of the Company’s common stock, particularly in the event of sale and merger or the Company.  Such conversion would not only be dilutive to current and future shareholders but would limit the funds received by such shareholders if the Company were to be sold or its assets sold.  The note to SCS may also create a negative effect on any trading market that may develop for the Company’s shares of common stock given the conversion price of $0.01.  With a conversion price of $0.01, the two notes could be converted to 23,660,000 shares of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Table #

Title of Document

Location

10.1

Promissory Note

This Filing

10.2

Second Amendment to the Promissory Note

This Filing

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NU-MED PLUS, INC.

By: /s/ Jeffrey L. Robins

Date: October 1, 2013

      Jeffrey L. Robins, CEO